UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 19, 2016

Weyland Tech, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9/F, The Wellington
198 Wellington Street, Central
Hong Kong HKSAR
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	+852 9316 6780

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 19, 2016 the company signed a Software Licensing Agreement ("SLA") with Info Zone Development Limited ("Info Zone") to provide a 'white label' rollout of the Company's CreateApp platform in the Hong Kong and China market.

The SLA calls for a 12.5% / 87.5% division of the gross sales revenues between Weyland Tech Inc. and Info Zone respectively. Info Zone will utilize the CreateApp platform on a 'white label' basis whereby Info Zone will brand CreateApp's platform under their own branding.

Info Zone and several Hong Kong based auction houses will launch a new product line aimed at Small-Medium-sized Businesses ("SMBs") seeking a mobile app that integrates a 'mobile auction application module' for SMB's wanting to enable customers to participate in online and mobile auctions of products and services.

The initial focus is on the Hong Kong SMB market and eventually selected cities in China. As of November 2015, there are approximately 320,000 SMB's in Hong Kong.

Info Zone is based in Hong Kong with operations in Shanghai and Changzhou China and operates Hebson Online Art Auctions Limited www.hebsonart.com, DragonAir Changzhou Investments and eBid. Info Zone's Hebson Online Art Auctions Limited has strategic partnerships with the 12 largest banks in China and Hong Kong to provide financing services for online and mobile purchases via their platform.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired: None

(b) Pro-Forma Financial Statements: None

(c) Exhibits:

Exhibit No.	Description

10.1	Software Licensing Agreement with Info Zone Development Limited dated January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYLAND TECH INC.

Dated: January 20, 2016	By: /s/ Brent Y. Suen
Name: Brent Y. Suen
Title: President & CEO

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